                                                                [Conformed Copy]


                                                                     EXHIBIT 4.2


                         First Supplemental Indenture


                         Dated as of February 23, 1999



                            LOWE'S COMPANIES, INC.

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Trustee



                                _______________



                      First Supplemental Indenture to the
                        Amended and Restated Indenture
                         dated as of December 1, 1995

     FIRST SUPPLEMENTAL INDENTURE, dated as of February 23, 1999 (herein called the "Supplemental Indenture"), between Lowe's Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company"), having its principal office at Highway 268 East, North Wilkesboro, North Carolina 28656, and The First National Bank of Chicago, a national banking association duly organized and existing under the laws of the United States, as Trustee (herein called the "Trustee"),


                                  Witnesseth:

     Whereas, the Company has heretofore executed and delivered to the Trustee an Amended and Restated Indenture, dated as of December 1, 1995 (as supplemented and amended from time to time, the "Indenture"), providing for the issuance from time to time of its unsecured unsubordinated debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as provided in the Indenture; and

     Whereas, it is provided in Section 901 of the Indenture that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into indentures supplemental thereto (1) to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding, (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) and (3) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture; and

     Whereas, the Company desires to supplement and amend the Indenture to allow for the issuance of Securities to be initially sold within the United States to U.S. Persons that are Qualified Institutional Buyers and issued in the form of one or more Restricted Global Securities deposited with the Trustee, as custodian for the Depositary, and registered in the name of a nominee of the Depositary; and

     Whereas, the Company desires to set forth the terms and form of a Restricted Global Security to be sold within the United States to Qualified Institutional Buyers pursuant to Rule 144A to be known as the Company's 6 1/2% Debentures Due March 15, 2029, in an aggregate principal amount of FOUR HUNDRED MILLION DOLLARS ($400,000,000) (herein called the "Rule 144A 6 1/2% Debentures"); and
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                                       2

     Whereas, the Rule 144A 6 1/2% Debentures and the certificate of authentication to be borne by the Rule 144A 6 1/2% Debentures are to be substantially in the form set forth in Exhibit A hereto; and

     Now, Therefore, for consideration, the adequacy and sufficiency of which are hereby acknowledged by the parties hereto, each party agrees as follows, for the benefit of the other parties and for the equal and proportionate benefit of all Holders of the Securities, as follows:


                                  ARTICLE ONE

                                  Amendments

     Section 101. Article One of the Indenture shall be amended by inserting in
Section 101 the following new terms with the following definitions in the appropriate alphabetic positions:

          "Closing Time" means, with respect to the Rule 144A 6 1/2% Debentures, February 23, 1999, the date of initial issuance of the Securities issued hereunder.

          "Exchange Certificate" means a certificate substantially in the form of Exhibit C hereto, as such form may be revised or modified with respect to any series of Securities by a Board Resolution or indenture supplemental hereto creating such series.

          "Exchange Securities" means Securities that are issued and exchanged for any series of Restricted Securities in accordance with an Exchange Offer, as provided for in a registration rights agreement related to such series and this Indenture, containing substantially identical terms as such series of Restricted Securities, except that (i) such Exchange Securities shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act and (ii) certain provisions relating to an increase in the stated rate of interest thereon shall be eliminated.

          Exchange Offer" means an offer by the Company to Holders of any series of Restricted Securities to exchange all of such Restricted Securities for Exchange Securities, as provided for in a related registration rights agreement.

          "Qualified Institutional Buyer" means a "qualified institutional buyer" as such term is defined in Rule 144A.

          "Registration Rights Agreement" means, with respect to the Rule 144A 6 1/2% Debentures, the Registration Rights Agreement dated as of February 23, 1999, among the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Lehman Brothers Inc., as initial purchasers.
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                                       3


          "Restricted Global Security" means Securities initially sold within the United States in reliance on Rule 144A.

          "Restricted Physical Security" means any Restricted Security in permanent certificated form.

          "Restricted Security" means any Security issued pursuant to an exemption from the Securities Act and bearing a Restrictive Legend.

          "Restrictive Legend" has the meaning set forth in Section 204.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Rule 144A 6 1/2% Debenture" has the meaning set forth in Section 201.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Shelf Registration Statement" means, with respect to any series of Restricted Securities, the Shelf Registration Statement specified in the registration rights agreement related to such series.

          "Transfer Certificate" means a certificate substantially in the form of Exhibit B hereto and to be attached as Annex A to the Form of Rule 144A 6 1/2% Debenture, as such form may be varied or modified with respect to any series of Securities by a Board Resolution or indenture supplemental hereto.

     Section 102. Article Two of the Indenture shall be amended by adding to the end of Section 203 the following:

          "Securities offered and sold in reliance on Rule 144A under the Securities Act may be issued in the form of one or more permanent global Securities in substantially the form set forth in Exhibit A and containing the legend set forth in Section 204 (each, a "Restricted Global Security"), deposited with the Depositary or with the Trustee, as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Depositary or the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Restricted Securities issued pursuant to Sections 305 and 312 in exchange for or upon transfer of beneficial interests in a Restricted Global Security may be in the form of Restricted Physical Securities containing the Restrictive Legend as set forth in Section
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                                       4


     204 (a "Restricted Physical Security") until such time as the conditions set forth in Section 204 are satisfied, in substantially the form set forth in Exhibit A, as provided in Section 312.

          Exchange Securities shall be issued in substantially the form set forth in Exhibit A, but without any Restrictive Legend."

     Section 103. Article Two of the Indenture shall be amended by adding to the end of such Article the following:

          "Section 204.  Restrictive Legends.

               Unless and until (i) a Restricted Security is sold pursuant to an effective Shelf Registration Statement or (ii) a Restricted Security is exchanged for an Exchange Security in an Exchange Offer pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to an applicable registration rights agreement, each Restricted Global Security and Restricted Physical Security shall bear the following legend set forth below (the "Restrictive Legend") on the face thereof:

          THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS
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                                       5

          SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF,
          (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE
          (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

     Section 104. Article Three of the Indenture shall be amended by adding the following to the end of Section 305:
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                                       6

          "Any Physical Security delivered in exchange for an interest in the Global Security pursuant to this Section shall bear the Restrictive Legend unless such exchange is made on or after (i) a Restricted Security is sold under an effective Shelf Registration Statement, (ii) a Restricted Security is exchanged for an Exchange Security in an Exchange Offer under an effective Exchange Offer Registration Statement or (iii) two years after the later of the original issue date of a Restricted Security and the last date on which the Company or any affiliate of the Company was the owner of such Restricted Security (the "Resale Restriction Termination Date") and except as otherwise provided in Section 312."

     Section 105. Article Three of the Indenture shall be amended by adding the following to the end of such Article:

          "Section 312.  Transfer Provisions.

          Unless and until (i) a Restricted Security is sold pursuant to an effective Shelf Registration Statement, or (ii) a Restricted Security is exchanged for an Exchange Security in an Exchange Offer under an effective Exchange Offer Registration Statement, the following provisions shall apply:

          (a) The provisions of this Section 312 shall apply to all transfers involving any Restricted Physical Security and any beneficial interest in any Restricted Global Security.

          (b) As used in this Section 312 only, "delivery" of a certificate by a transferee or transferor means the delivery to the Security Registrar by such transferee or transferor of the applicable certificate duly completed; "holding" includes both possession of a Physical Security and ownership of a beneficial interest in a Global Security, as the context requires; "transferring" a Global Security means transferring that portion of the principal amount of the transferor's beneficial interest therein that the transferor has notified the Security Registrar that it has agreed to transfer; and "transferring" a Physical Security means transferring that portion of the principal amount thereof that the transferor has notified the Security Registrar that it has agreed to transfer.

          As used in this Indenture, "Exchange Certificate" means a certificate substantially in the form set forth as Exhibit C; and "Non-Registration Opinion and Supporting Evidence" means a written opinion of counsel reasonably acceptable to the Company to the effect that, and such other certification or information as the Company may reasonably require to confirm that, the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
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                                       7

          (c) An Exchange Certificate, if not actually delivered, shall be deemed delivered if (i) (A) the transferor advises the Company and the Trustee in writing that the relevant offer and sale were made in accordance with the provisions of Rule 144A (or, in the case of a transfer of a Restricted Physical Security, the transferor checks the box provided on such Security to that effect) and (B) the transferee advises the Company and the Trustee in writing that (x) it and, if applicable, each account for which it is acting in connection with the relevant transfer, is a "Qualified Institutional Buyer," (y) it is aware that the transfer of Restricted Securities to it is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A and
     (z) prior to the proposed date of transfer it has been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and has either declined such opportunity or has received such information (or, in the case of a transfer of a Restricted Physical Security, the transferee signs the certification provided on the such Security to that effect); or (ii) the transferor holds the Restricted Global Security and is transferring to a transferee that shall take delivery in the form of the Restricted Global Security.

          (d)  If the proposed transferor holds:

               (1) a Restricted Physical Security which is surrendered to the Security Registrar, and the proposed transferee or transferor, as applicable:

                    (A) delivers (or is deemed to have delivered pursuant to clause (c) above) an Exchange Certificate and the proposed transferee requests delivery in the form of a Restricted Physical Security, then the Security Registrar shall (x) register such transfer in the name of such transferee and record the date thereof in its books and records, (y) cancel such surrendered Restricted Physical Security and (z) deliver a new Restricted Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the principal amount being transferred of such surrendered Restricted Physical Security; or

                    (B) delivers (or is deemed to have delivered pursuant to clause (c) above) an Exchange Certificate and the proposed transferee is or is acting through a Participant and requests that the proposed transferee receive a beneficial interest in the Restricted Global Security, then the Security Registrar shall (x) cancel such surrendered Restricted Physical Security, (y) record an increase in the principal amount of the Global Security equal to the principal amount being transferred of such surrendered Restricted Physical Security and (z) notify the Depositary in accordance with the procedures of the Depositary that it has effected such transfer.

               In any of the cases described in this Section 312(d)(1), the Security Registrar shall deliver to the transferor a new Restricted Physical Security in principal amount equal to the principal amount not being transferred of such surrendered Restricted Physical Security, as applicable.

               (2) a beneficial interest in the Global Security, and the proposed transferee or transferor, as applicable:

                    (A) delivers (or is deemed to have delivered pursuant to clause (c) above) an Exchange Certificate and the proposed transferee requests delivery in the form of a Restricted Physical Security, then the Security Registrar shall (w) register such transfer in the name of such transferee and record the date thereof in its books and records, (x) record a decrease in the principal amount of the Restricted Global Security in an amount equal to the beneficial interest therein being transferred, (y) deliver a new Restricted Physical Security to such transferee duly registered in the name of such transferee in principal amount equal to the amount of such decrease and (z) notify the Depositary in accordance with the procedures of the Depositary that it has effected such transfer; or

                    (B) delivers (or is deemed to have delivered pursuant to clause (c) above) an Exchange Certificate and the proposed transferee is or is acting through a Participant and requests that the proposed transferee receive a beneficial interest in the Restricted Global Security, then the transfer shall be effected in accordance with the procedures of the Depositary therefor.

          (e) In any case in which the Security Registrar is required to deliver a Restricted Physical Security to a transferee or transferor, the Company shall execute, and the Trustee shall authenticate and make available for delivery, such Restricted Physical Security.

          (f) Any transferee entitled to receive a Restricted Physical Security may request that the principal amount thereof be evidenced by one or more Restricted Physical Securities in any authorized denomination or denominations and the Security Registrar shall comply with such request if all other transfer restrictions are satisfied.

          (g) The Security Registrar shall effect and record, upon receipt of a written request from the Company so to do, a transfer not otherwise permitted by Section 312(d), such recording to be done in accordance with the otherwise applicable provisions of Section 312(d), upon the furnishing by the proposed transferor or transferee of a Non-Registration Opinion and Supporting Evidence.

          (h) By its acceptance of any Security bearing the Restrictive Legend, each Holder of such Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Restrictive Legend and agrees that it shall transfer such Security only as provided in this Indenture. The Security Registrar shall not register a transfer of any Security unless such transfer complies with the restrictions with respect thereto set forth in this Indenture. The Security Registrar shall not be required to determine (but may rely upon a determination made by the Company) the sufficiency of any such certifications, legal opinions or other information.

          (i) Upon the transfer, exchange or replacement of Securities not bearing the Restrictive Legend, the Security Registrar shall deliver Securities that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Securities bearing the Restrictive Legend, the Security Registrar shall deliver only Securities that bear the Restrictive Legend unless (i) the requested transfer is at least two years after the original issue date of the Restricted Security (with respect to any Restricted Physical Security), (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Securities are exchanged for Exchange Securities pursuant to an Exchange Offer.

          Section 313.  CUSIP Numbers.

          The Company may use "CUSIP" numbers (if then generally in use) in issuing the Securities and, if so, the Trustee shall use "CUSIP" numbers in notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP numbers."


     Section 106. Article Seven of the Indenture shall be amended by adding the following paragraph immediately following the paragraph contained in Section 704:

          "The Company will take all actions necessary to permit resales of any Securities issued pursuant to Rule 144A of the Securities Act including, without limitation, furnishing upon request of a Holder of such Security to such Holder and a prospective purchaser designated by such Holder financial and other information of the Company required to be delivered under Rule 144A(d)(4) of the Securities Act if at the time of such request the Company is not a reporting company under Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended."

     Section 107. The Indenture shall be amended by adding an exhibit titled "Exhibit B" immediately following Exhibit A of the Indenture. Exhibit B shall be the form of Transfer Certificate attached as Exhibit B hereto.

     Section 108. The Indenture shall be amended by adding an exhibit titled "Exhibit C" immediately following Exhibit B of the Indenture. Exhibit C shall be the form of Exchange Certificate attached as Exhibit C hereto.

     Section 109. The Indenture shall be amended by adding an exhibit titled "Exhibit D" immediately following Exhibit C of the Indenture. Exhibit D shall be in the Form of Transfer attached as Exhibit D hereto.



                                  ARTICLE TWO

                Provisions for the Rule 144A 6 1/2% Debentures

     Section 201. There shall be a series of Securities entitled "6 1/2% Debentures Due March 15, 2029" (herein designated the "Rule 144A 6 1/2% Debentures"). The form of the Rule 144A 6 1/2% Debentures and the Trustee's certificate of authentication to be borne thereby shall be substantially in the forms set forth in Exhibit A hereto and shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and this Supplemental Indenture. The aggregate principal amount of the Rule 144A 6 1/2% Debentures that may be executed by the Company and authenticated by the Trustee hereunder shall be limited to FOUR HUNDRED MILLION DOLLARS ($400,000,000).

     Section 202. In accordance with the terms and conditions of the Indenture, the Company may issue and sell the Rule 144A 6 1/2% Debentures inside the United States without registration under the Securities Act in reliance on Rule 144A thereunder.

     Section 203. The Rule 144A 6 1/2% Debentures shall be represented initially by permanent global debentures in definitive, fully registered form without interest coupons (the "Restricted Global Security"). Each Restricted
                               --------------------------
Global Security shall be registered in the name of a nominee of the Depositary and deposited on behalf of the purchasers of the Rule 144A 6 1/2% Debentures represented thereby with a custodian for the Depositary for credit to the respective accounts of the purchasers (or to such other accounts as they may direct). Except as set forth below, each Restricted Global Security shall be in the form of the Rule 144A 6 1/2% Debenture attached hereto is Exhibit A and may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     Section 204. (a) Each Restricted Global Security, or any Rule 144A 6 1/2% Debenture that may be issued in exchange for an interest in a Restricted Global Security, shall be dated as provided in Section 303 of the Indenture, shall mature on March 15, 2029 and shall bear interest at the rate of 6 1/2% per annum from February 23, 1999, payable semiannually on March 15 and September 15 in each year, commencing with September 15, 1999, until payment of the principal amount shall have been made or duly provided for. The Record Dates with respect to the interest payment dates for the Rule 144A 6 1/2% Debentures shall be March 1 and September 1 (whether or not a business day), respectively. The holder of record of a Rule 144A 6 1/2% Debenture on any Record Date for the payment of interest shall be entitled to receive the interest payable on such interest payment date.

     (b) Both principal of and interest on the Rule 144A 6 1/2% Debentures shall be payable at the office of the Company in the Borough of Manhattan, The City of New York, New York or the City of North Wilkesboro, North Carolina or at any other office of the Company maintained by the Company for such purpose; provided that interest may be payable, at the option of the Company, by check mailed to the registered address of the person entitled thereto as such address shall appear on the registry books of the Company. On each interest payment date the Trustee shall pay to the registered holder interest accrued in respect of such Rule 144A 6 1/2% Debenture. Payment of principal on a Rule 144A 6 1/2% Debenture shall be paid to the registered holder or upon his order only upon presentation and surrender for payment of such Rule 144A 6 1/2% Debenture on or after the payment date at the office of the Company in the Borough of Manhattan, The City of New York, New York or the City of North Wilkesboro, North Carolina or at any other office of the Company maintained by the Company for such purpose.

     (c) The Rule 144A 6 1/2% Debentures shall not be convertible into or exchangeable for equity securities of the Company.

     (d) The Rule 144A 6 1/2% Debentures shall not be subject to any sinking fund.

     (e) The Company shall not have any redemption or repayment rights with respect to the Rule 144A 6 1/2% Debentures.

     (f) The Rule 144A 6 1/2% Debentures shall not be included for listing on any national securities exchange.

     Section 205. (a) So long as a nominee of the Depositary is the registered owner of any Restricted Global Security, such nominee shall be considered the sole owner and holder of the Rule 144A 6 1/2% Debentures represented by such Restricted Global Security under the Indenture, as supplemented and amended hereby. Except as herein provided, owners of beneficial interests in any Restricted Global Security shall not be entitled to have Rule 144A 6 1/2% Debentures represented by the such Restricted Global Security registered in their names, shall not receive or be entitled to receive physical delivery of Rule 144A 6 1/2% Debentures in certificated form and shall not be considered the owners or holders thereof under the Indenture.

     (b) Neither the Company nor the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Restricted Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.


                                 ARTICLE THREE

                                 Miscellaneous

     Section 301. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

     Section 302. Except as supplemented and amended hereby, the Indenture is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect, and this Supplemental Indenture and all its provisions shall be deemed a part thereof.

     Section 303. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 304. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any other provision hereof or of the Indenture which provision is required to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     Section 305. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAWS AND RULES OF SAID STATE.

     Section 306. This Supplemental Indenture has been simultaneously executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery by telecopier of an executed signature page hereto shall be effective as delivery of a manually executed counterpart hereof.

     Section 307. This Supplemental Indenture shall be deemed to have been executed on the date of the acknowledgment thereof by the officer of the Trustee who signed it on behalf of the Trustee.

     In Witness Whereof, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed, all as of the day and year first above written.



[Corporate Seal]                               Lowe's Companies, Inc.


Attest: William C. Warden Jr.              By: Marshall A. Croom
        --------------------------             ---------------------------------
                                                  Name: Marshall A. Croom
                                                  Title: Assistant Treasurer



[Corporate Seal]                           The First National Bank of Chicago,
                                           Trustee


Attest:___________________________         By: Somsri Helmer
                                               ---------------------------------
                                               Name: Somsri Helmer
                                               Title: Trust Officer

State of North Carolina: )
                         )  ss.:
County of Wilkes:        )

     On this 23/rd/ day of February, 1999, before me personally came Marshall A. Croom, to me known, who, being by me duly sworn, did depose and say he is a duly elected or appointed, qualified and serving officer of LOWE'S COMPANIES, INC., one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

[Notarial Seal]
                                        Cynthia Reins
                                        --------------------------------------
                                        Notary Public, State of North Carolina
                                                   No.
                                           Qualified in the County of Wilkes
                                              Commission Expires


State of Illinois:  )
                    )   ss.:
County of Cook:     )

     On this 23rd day of February, 1999, before me personally came Somsri Helmer, to me known, who, being by me duly sworn, did depose and say that he/she resides at 4250 N. Marine Dr., Chicago, IL 60613; that he/she is a duly elected or appointed, qualified and serving officer of THE FIRST NATIONAL BANK OF CHICAGO, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

[Notarial Seal]
                                               Maria C. Birrueta
                                               ---------------------------------
                                               Notary Public, State of Illinois
                                                      No.
                                                 Qualified in the County of Cook
                                                   Commission Expires

                                                                       EXHIBIT A

                             [Form of Debentures]


Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Lowe's Companies,
                                                   ---
Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or to such other entity or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Transfers of this Global Security shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor's nominee and transfers of portions of this Global Security shall be limited to transfers made in accordance with the restrictions set forth in
Section 303 of the Indenture referred to in this Global Security.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACQUISITION HEREOF (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S, (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT AND ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A INSIDE THE UNITED

STATES, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO RULE 904 OF REGULATION S, OR
(E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE, THE TRANSFER AGENT AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

                            LOWE'S COMPANIES, INC.

                               6 1/2% DEBENTURES
                              Due March 15, 2029


                                                            CUSIP No. 548661AJ6
No. _____
                                                       $________________________
                                                       Original Principal Amount


     Lowe's Companies, Inc., a corporation duly organized and existing under the laws of the State of North Carolina (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the
principal sum of ________________________________________ ($                )
on March 15, 2029, at the office or agency of the Company referred to below, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts, and to pay interest thereon in like coin or currency from February 23, 1999, or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing September 15, 1999, at the rate of 6 1/2% per annum, until the principal hereof is paid or made available for payment, and (to the extent lawful) to pay interest at the same rate per annum on any overdue principal and premium and on any overdue installment of interest until paid.

     Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, shall be paid to the Person in whose name this Debenture (or one or more predecessor Debentures) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Debenture is registered on such Regular Record Date and may either be paid to the Person in whose name this Debenture is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Person in whose name this Debenture is registered not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner, all as more fully provided in the Indenture.

     This Debenture is a "book-entry" debenture and is being registered in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), a clearing agency. Subject to the terms of the Amended and Restated Indenture, dated as of December 1, 1995 (as supplemented by the First Supplemental Indenture dated as of February 23, 1999 and as supplemented and amended from time to time, the "Indenture"), between the Company and The First National Bank of Chicago, as trustee (the "Trustee"), this Debenture will be held by a clearing agency or its nominee, and beneficial interests will be held by beneficial owners through the book-entry facilities of such clearing agency or its nominee in minimum denominations of $1,000 and increments of $1,000 in excess thereof.

     The statements set forth in the restrictive legend above are an integral part of the terms of this Debenture and by acceptance hereof each holder of this Debenture agrees to be subject to and bound by the terms and provisions set forth in such legend.

     As long as this Debenture is registered in the name of DTC or its nominee, the Trustee will make payments of principal of and interest on this Debenture by wire transfer of immediately available funds to DTC or its nominee. Notwithstanding the above, the final payment on this Debenture will be made after due notice by the Trustee of the pendency of such payment and only upon presentation and surrender of this Debenture at its principal corporate trust office or such other offices or agencies appointed by the Trustee for that purpose and such other locations provided in the Indenture.

     Payments of principal of (and premium, if any) and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payments of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Debenture is one of a duly authorized issue of debentures of the Company, designated 6 1/2% Debentures due March 15, 2029 (the "Debentures"), limited in aggregate principal amount at any time Outstanding to FOUR HUNDRED MILLION DOLLARS ($400,000,000) which may be issued under the First Supplemental Indenture. Reference is hereby made to the Indenture, the First Supplemental Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered. All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     The Holder of this Debenture is entitled to the benefits of the Registration Rights Agreement, dated as of February 23, 1999 (the "Registration Rights Agreement"), between the Company and the Initial Purchasers named therein. In the event that (i) the Company fails to file an Exchange Offer Registration Statement with respect to the Debentures with the Commission on or prior to the 150/th/ calendar day following the Closing Time, (ii) the Commission does not declare such Exchange Offer Registration Statement effective on or prior to the 180/th/ calendar day following the Closing Time, (iii) the Exchange Offer is not consummated on or prior to the 30/th/ calendar day following the effective date of the Exchange Offer Registration Statement or (iv) if required, a Shelf Registration Statement with respect to the Debentures is not declared effective by the Commission on or prior to the 210/th/ calendar day following the Closing Time (each, a "Registration Default"), the per annum interest rate borne by the Debentures shall be increased by one-quarter of one percent (0.25%) per annum from the end of the applicable period giving rise to such Registration Default. The interest rate borne by the Debentures will be increased by an additional on quarter of one percent (0.25%) per annum for each subsequent 90-day period (or portion thereof) during which any such Registration Default continues up to a maximum aggregate increase in the annual interest rate of one-half of one percent (0.50%) per annum. Following the cure of all Registration Defaults, the interest rate borne by the Debentures shall be reduced to the original interest rate borne by the Debentures. All accrued additional interest shall be paid to Holders by the Company in the same manner as interest is paid pursuant to the Indenture. All terms used in this Debenture that are defined in the Registration Rights Agreement shall have the meanings assigned to them in the Registration Rights Agreement.

     The Debentures do not have the benefit of any sinking fund obligations and shall not be redeemable at the option of the Company or repayable at the option of the Holder prior to maturity.

     If an Event of Default shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company under this Debenture and (b) certain restrictive covenants and the related defaults and Events of Default applicable to the Company, in each case, upon compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Debenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debentures under the Indenture at any time by the Company, the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations on transfer of this Debenture by DTC or its nominee, the transfer of this Debenture is registrable in the Security Register, upon surrender of this Debenture for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by the written instrument of transfer attached hereto duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

     The Debentures are issuable only in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

     Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall furnish to any Holder of record of Debentures, upon written request and without charge, a copy of the Indenture.

     The Indenture and this Debenture each shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, Lowe's Companies, Inc. has caused this Debenture to be signed, manually or in facsimile, by a duly elected or appointed, qualified and serving officer and has caused a facsimile of its corporate seal to be imprinted hereon, attested by the manual or facsimile signature of a duly elected or appointed, qualified and serving officer.

                                          Lowe's Companies, Inc.


                                          By....................................
                                            Name:
                                            Title:

Dated: February ___, 1999


[Seal]


Attest:...................................
       Name:
       Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

                                    The First National Bank of Chicago,
                                     as Trustee


                                    By......................................
                                              Authorized Officer

                                                                       EXHIBIT B
                                    Annex A

                        [FORM OF TRANSFER CERTIFICATE]

Lowe's Companies, Inc. (the "Company")

The First National Bank of Chicago,
as Trustee (the "Trustee")

                         Re: 6 1/2% Debentures Due March 15, 2029
                         ----------------------------------------

     Reference is hereby made to the Amended and Restated Indenture, dated as of December 1, 1995 (as supplemented by the First Supplemental Indenture dated as of February 23, 1999, and as supplemented and amended from time to time, the "Indenture"), between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
Other terms shall have the meanings given to them in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act").

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


          _________________________________________________________________

          _________________________________________________________________

          _________________________________________________________________
          (Print or type name and address of transferee, including ZIP code)


          _________________________________________________________________
          (Taxpayer Identification Number of transferee)

the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing ____________________ attorney-in-fact to transfer said Debenture on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of this Debenture occurring prior to the date that is the earlier of the date of an effective Shelf Registration Statement or the Resale Restriction Termination Date, the undersigned confirms that without utilizing any general solicitation or general advertising:

                                  [Check One]
                                   ---------


____ Such Debenture is being transferred in accordance with (i) the transfer restrictions set forth in the Indenture and the Debentures and (ii) Rule 144A under the Securities Act to a Transferee that the Transferor reasonably believes is purchasing the Debentures for its own account or an account with respect to which the Transferee exercises sole investment discretion, and the Transferee and any such account is a "Qualified Institutional Buyer" within the meaning of Rule 144A, and such Transferee is aware that the sale to it is being made in reliance upon Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

                                      or
                                      --

____ Such Debenture is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder upon provision of an opinion of counsel and such other evidence acceptable to the Company that such offer, sale, pledge or transfer is in compliance with the Securities Act and other applicable laws, in each case in a form satisfactory to the Company.

                                      or
                                      --

____ Such Debenture is being transferred in a transaction other than in accordance with the above upon provision of a legal opinion and other evidence requested by the Company in form and substance satisfactory to the Company, to the effect that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 312 of the Indenture shall have been satisfied.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Initial Purchaser named in the Offering Memorandum distributed by the Company in connection with the sale of the Debentures.

     You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    [Insert Name of Transferor]


                                    By:______________________________________
                                      Name:
                                      Title:
Dated: ____________________

                         (N.B.: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever)


TO BE COMPLETED BY PURCHASER IF THE FIRST OPTION ABOVE IS CHECKED.

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by
-------
the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

     The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:________________________     ______________________________________________
                                    (NOTICE: To be executed by an executive
                                    officer)

                             PAYMENT INSTRUCTIONS

          The assignee should include the following for purposes of payment:


          Payment shall be made, by wire transfer or otherwise, in immediately available funds, to _____________________, for the account of ______________________, account number ___________, or, if mailed, by check to
_____________________.  Applicable reports and statements should be mailed to
_____________________.  This information is provided by _____________________, the assignee named above, or _____________________, as its agent.

                                                                       EXHIBIT C

                         FORM OF EXCHANGE CERTIFICATE

Lowe's Companies, Inc. (the "Company")

The First National Bank of Chicago,
as Trustee (the "Trustee")

          Re:   Lowe's Companies, Inc. 6 1/2% Debentures
                Due March 15, 2029 (the "Debentures")
                -----------------------------------------

Ladies and Gentlemen:

          Reference is hereby made to the Amended and Restated Indenture, dated as of December 1, 1995 (as supplemented by the First Supplemental Indenture dated as of February 23, 1999 and as further supplemented and amended from time to time, the "Indenture"), between the Company and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture. Other terms shall have the meanings given to them in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with our proposed sale of $______________ aggregate principal amount of Debentures, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A. We are aware that the transfer of Debentures to us is being made in reliance on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate, we have been given the opportunity to obtain from the Company the information referred to in Rule 144A(d)(4), and have either declined such opportunity or have received such information.

     Each of you is entitled to rely upon this Certificate and is irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,

                                    [Name of PURCHASER]


                                    By:________________________________
                                       Name:
                                       Title:
                                       Address:
Date of this Certificate: _________

                                                                       EXHIBIT D

                               FORM OF TRANSFER

            FOR VALUE RECEIVED, the undersigned hereby transfers to



                    (PRINT NAME AND ADDRESS OF TRANSFEREE)

U.S.$_______________ principal amount of this Security, and all rights with respect thereto, and irrevocably constitutes and appoints____________________ as attorney to transfer this Security on the books kept for registration thereof, with full power of substitution.

Dated ___________________       ____________________________
                                    Certifying signature
Signed: ______________________

Note:

          (i) The signature on this transfer form must correspond to the name as it appears on the face of this Security.

          (ii) A representative of the holder of the Security should state the capacity in which he or she signs (e.g., executor).

          (iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Security Transfer Agent Medallion Program or in such other manner as the paying agent, acting in its capacity as transfer agent or the Trustee, acting in its capacity as Trustee, may require.